As filed with the Securities and Exchange Commission on August 7, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
National Health Investors, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)
(Zip Code)

National Health Investors, Inc. 2012 Stock Incentive Plan
(Full title of the plan)

Roger Hopkins
Chief Accounting Officer
National Health Investors, Inc.
222 Robert Rose Drive, Murfreesboro, TN 37129
(Name and Address of Agent for Service)
(615) 890-9100
(Telephone number, including area code, of agent for service)
Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a nonaccelerated filer, a smaller reporting company , or an emerging growth company. See the definitions of “large accelerate filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule12b2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ]
Nonaccelerated filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [ ]
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $.01 per share	500,000 shares(3)	$74.51	$37,255,000	$4,638.25

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of National Health Investors, Inc. common stock, $0.01 per share, that become issuable under the National Health Investors, Inc. 2012 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
This estimation is solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) and is based on 500,000 shares of Common Stock being offered at an exercise price of $74.51 based upon the average of the high and low prices of the Common Stock on August 1, 2018, as reported on the New York Stock Exchange.

(3)	Represents shares of Common Stock reserved for future grant under the Plan.

EXPLANATORY NOTE

National Health Investors, Inc., a Maryland corporation (the "Company"), previously registered 1,500,000 shares of its Common Stock, $0.01 par value per share ("Common Stock") of the Company, available for grant of awards under the Company's 2012 Stock Incentive Plan (the "Incentive Plan").  The registration of such shares of Common Stock was filed on a Form S-8 Registration Statement filed with the Securities and Exchange Commission ("SEC") on February 25, 2013 (Registration Number 333-186854), in accordance with the Securities Act of 1933, as amended (the "Securities Act"). On May 7, 2015, the Company's stockholders approved an amendment to the Incentive Plan, to increase the number of shares of Common Stock reserved and available for grant of awards by 1,500,000 shares. The registration of these additional shares of Common Stock was filed on a Form S-8 Registration Statement filed with the SEC on August 10, 2015 (Registration Number 333 -206273).
On February 15, 2018, the Company’s Board of Directors approved the second amendment (the “Second Amendment”) to the Incentive Plan, subject to stockholder approval to (i) increase the number of shares of Common Stock available for grant under the Incentive Plan by 500,000 shares; and (ii) increase the annual stock option grant to non-employee directors from 20,000 shares to 25,000 shares of Common Stock. On May 4, 2018, the Company’s stockholders approved the Second Amendment. This Registration Statement on Form S-8 is being filed to register the additional 500,000 shares of Common Stock available for grant under the Incentive Plan pursuant to the Second Amendment thereto.
Pursuant to General Instruction E of Form S-8, the contents of the Form S-8 Registration Statement filed with the SEC on February 25, 2013 (File Number 333-186854), the Post-Effective Amendment No. 1 to Form S-8 filed March 15, 2013 (Registration No. 333-186854) and the Form S-8 Registration Statement filed with the SEC on August 10, 2015 (Registration No. 333-206273) are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.

The documents listed below filed by National Health Investors, Inc. are incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

(a)
The Company’s Registration Statement on Form S-8 filed February 25, 2013 (File Number 333-186854), the Post-Effective Amendment No. 1 to Form S-8 filed March 15, 2013 (Registration No. 333-186854) and the Form S-8 Registration Statement filed August 10, 2015 (Registration No. 333-206273);

(b)
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the Commission on February 16, 2018 as amended by Form 10-K/A filed February 23, 2018 and Form 10-K/A filed March 19, 2018;

(c)	The Company’s definitive proxy statement on Schedule 14A as filed with the SEC on March 20, 2018;

(d)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2018 as filed with the SEC on May 8, 2018;

(e)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2018 as filed with the SEC on August 6, 2018;

(f)
The Company’s Current Reports on Form 8-K as filed with the SEC on January 16, 2018, January 22, 2018, February 16, 2018 (three reports), February 23, 2018, May 1, 2018, May 8, 2018 (four reports), June 21, 2018, July 19, 2018 and August 6, 2019 (three reports); and

(g)	The description of the Company’s Common Stock as contained in the Company’s Registration Statement on Form S-11 (SEC File No. 33-41863).
Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this Registration Statement and does not constitute a part hereof.
The Company is also incorporating by reference all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that we elect to furnish, but not file, or furnish, but do not file, with the SEC in accordance with SEC rules and regulations) subsequent to the date of this filing and prior to the termination of this offering shall be deemed to be incorporated in this Registration Statements and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit No.	Description

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form S-11 Registration Statement No. 33-41863, filed in paper - hyperlink is not required pursuant to Rule 105 of Regulation S-T)

3.2	Amendment to Articles of Incorporation dated May 1, 2009 (Incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed March 23, 2009)

3.3	Amendment to Articles of Incorporation approved by shareholders on May 2, 2014 (Incorporated by reference to Exhibit 3.3 to Form 10-Q dated August 4, 2014)

3.4	Restated Bylaws, as amended November 5, 2012 (Incorporated by reference to Exhibit 3.3 to Form 10-K filed February 15, 2013)

3.5	Amendment No. 1 to Restated Bylaws dated February 14, 2014 (Incorporated by reference to Exhibit 3.4 to Form 10-K filed February 14, 2014)

4.1
Form of Common Stock Certificate (incorporated by reference to Exhibit 39 to Form S-11 Registration Statement No. 33-41863, filed in paper - hyperlink is not required pursuant to Rule 105 of Regulation S-T)

4.2
Indenture, dated as of March 25, 2014, between National Health Investors, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.1 to Form 8-K dated March 31, 2014)

4.3
First Supplemental Indenture, dated as of March 25, 2014, to the Indenture, dated as of March 25, 2014, between National Health Investors, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to Exhibit 4.2 to Form 8-K dated March 31, 2014)

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

23.3	Consent of Moyer Smith & Roller

24	Power of Attorney (included on signature pages).

99.1	2012 Stock Incentive Plan as amended May 7, 2015 (Incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-8 (Registration No. 333-206273) filed August 10, 2015)

99.2	Second amendment to 2012 Stock Incentive Plan (Incorporated by reference to Appendix A to Proxy Statement filed March 20, 2018)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murfreesboro, State of Tennessee, on August 6, 2018.
National Health Investors, Inc.

By: _/s/ D. Eric Mendelsohn___________
D. Eric Mendelsohn Chief Executive Officer and President
Date: August 6, 2018
POWER OF ATTORNEY
Each person whose signature to this Registration Statement appears below hereby appoints D. Eric Mendelsohn, the Company's Chief Executive Officer, and Roger R. Hopkins, the Company's Chief Accounting Officer and each of them, any one of whom  may act as his attorney-infact to execute in the name and behalf of any such person, individually and in the capacity stated below, and to file all amendments and posteffective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-infact may deem necessary or appropriate.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ D. Eric Mendelsohn	Chief Executive Officer and President	August 6, 2018
D. Eric Mendelsohn

/s/ Roger R. Hopkins	Chief Accounting Officer	August 6, 2018
Roger R. Hopkins	(principal financial officer)

/s/ W. Andrew Adams	Chairman of the Board	August 6, 2018
W. Andrew Adams

/s/ Robert A. McCabe	Director	August 6, 2018
Robert A. McCabe, Jr.

/s/ Robert T. Webb	Director	August 6, 2018
Robert T. Webb

/s/ James R. Jobe	Director	August 6, 2018
James R. Jobe